UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2006

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On November 10, 2006, the Board of Directors of Avanex Corporation (the “Company”) approved a form of agreement pursuant to which restricted stock units may be granted to non-employee directors of the Company under the Company’s 1999 Director Option Plan. The form of agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 9, 2006, the Compensation Committee of the Board of Directors of the Company approved an increase in the salary of Jo S. Major, Jr., President, Chief Executive Officer and Chairman of the Board of Directors, to $375,000 and an increase in Mr. Major’s annual target bonus to 100% of his base salary, payable upon achievement of performance goals approved by the Compensation Committee. Seventy percent (70%) of the target bonus would be payable in fully vested restricted stock units, and 30% of the target bonus would be payable in cash. The actual bonus paid may be higher or lower than the target bonus for over- or under-achievement of the performance goals.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement Under 1999 Director Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ Marla Sanchez
Marla Sanchez Senior Vice President and Chief Financial Officer

Date: November 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement Under 1999 Director Option Plan.